EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 21, 2006, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-137980) and related Prospectus of Harris Stratex Networks, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Certified Public Accountants
Jacksonville, Florida
December 14, 2006